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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SENIOR HOUSING PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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SENIOR HOUSING PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2008

To the shareholders of Senior Housing Properties Trust:

        Notice is hereby given that the annual meeting of shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust, will be held at 9:30 a.m. on Thursday, May 15, 2008, at 400 Centre Street, Newton, Massachusetts, for the following purposes:

  1.
  To elect one Independent Trustee in Group III to our Board.

  2.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

        OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE FOR TRUSTEE IN ITEM 1.

        We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll free, at (877) 825-8971.

        Shareholders of record at the close of business on March 18, 2008 are entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

        This year, new Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a shareholder identification number which is being mailed to you on a Notice Regarding the Availability of Proxy Materials.

                      By Order of the Board,

                      DAVID J. HEGARTY, Secretary

Newton, Massachusetts
March 31, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. YOU MAY ALSO REQUEST A PAPER PROXY CARD AT ANY TIME PRIOR TO MAY 2, 2008 TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING EXCEPT AS OTHERWISE DISCUSSED IN THE PROXY STATEMENT. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

SENIOR HOUSING PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, May 15, 2008

INTRODUCTION

        A notice of the annual meeting of shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust, or the company, is on the preceding page and a form of proxy solicited by our Board of Trustees, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2007, including our audited financial statements, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about March 31, 2008.

        The annual meeting record date is March 18, 2008. Only shareholders of record as of the close of business on March 18, 2008, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 94,291,892 common shares of beneficial interest, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required to take action at the meeting. The presence, in person or by proxy, of holders of common shares entitled to vote at the meeting representing a majority of the total number of common shares entitled to vote on a question will constitute a quorum for such question. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and "broker non-votes" will be treated as present for purposes of determining the presence of a quorum for the meeting. Failure of a quorum to be present at the meeting will necessitate adjournment of that meeting and will subject us to additional expense.

        The affirmative vote of a majority of all votes cast at the meeting at which a quorum is present is required for the election of the nominee for Trustee described in Item 1.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominee for Trustee in Item 1.

        Shareholders of record may vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability they received in the mail, or, if they requested paper or email copies of proxy materials at any time prior to May 2, 2008, by completing and returning the proxy card, or by attending the meeting and voting in person. Votes provided over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 14, 2008.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as "in street name"), you will receive instructions from the street name holder that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority under rules of the New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items. In the case of non-routine or contested items, the institution holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be "broker non-votes."

        Under the NYSE rules, Item 1 (election of trustee) is considered a routine item for which street name shares may be voted without specific instructions. If your street name holder completes and returns a proxy on your behalf, but does not indicate how the common shares should be voted, the common shares represented on the proxy will be voted "FOR" the nominee for Trustee in Item 1.

        Abstentions and shares not voted as to Item 1 will have no effect because they are not considered votes cast at the meeting.

        If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we will not deliver another notice of the meeting unless it is to be held after July 16, 2008. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our secretary a written revocation or a duly executed proxy bearing a later date, by voting over the internet or by telephone at a later time in the manner provided on the website indicated in the Notice of Internet Availability, or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one at any time prior to May 2, 2008. Votes provided over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 14, 2008. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change those instructions.

        Our website address is included several times in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we may now furnish proxy materials via the internet. Accordingly, all of our shareholders will receive a Notice of Internet Availability, which will be mailed on or about March 31, 2008.

        On the date of mailing of the Notice of Internet Availability, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote by internet or over the telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

Item 1.

ELECTION OF TRUSTEE

        The number of our Trustees is currently fixed at five, and our Board is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each group are elected for three year terms and serve until their successors are elected and qualified.

        Our current Trustees are Frank J. Bailey and Barry M. Portnoy in Group I with a term of office expiring at our 2009 annual meeting of shareholders, John L. Harrington and Adam D. Portnoy in Group II with a term of office expiring at our 2010 annual meeting of shareholders, and Frederick N. Zeytoonjian in Group III with a term of office expiring at the meeting to which this proxy statement relates. The term of the Group III Trustee elected at the meeting will expire at our 2011 annual meeting of shareholders.

        Our Trustees are also qualified as Independent Trustees or Managing Trustees. Our Independent Trustees are not involved in our day to day activities, are not employed by Reit Management & Research LLC, or RMR, our manager, and qualify as independent under our bylaws and applicable rules of the NYSE. Our Managing Trustees are involved in our day to day activities or are employed by RMR. Our Board of Trustees is currently composed of three Independent Trustees and two Managing Trustees. Messrs. Bailey, Harrington and Zeytoonjian are our Independent Trustees, and Messrs. Barry Portnoy and Adam Portnoy are our Managing Trustees. Biographical information relating to our Trustees and other information relating to our Board appears below in this proxy statement.

Item 1:    Election of One Independent Trustee

        Pursuant to a recommendation of our Nominating and Governance Committee, our Board has nominated Mr. Zeytoonjian for election as an Independent Trustee in Group III. The term of the Independent Trustee in Group III elected at the meeting will expire at our 2011 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Zeytoonjian, except to the extent that properly completed proxies indicate that the votes should be withheld for the nominee.

        Mr. Zeytoonjian has agreed to serve as an Independent Trustee in Group III if elected. However, if Mr. Zeytoonjian becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our present Board. Our Board has no reason to believe that Mr. Zeytoonjian will be unable to serve.

        Our Board recommends a vote "FOR" the election of Mr. Zeytoonjian as an Independent Trustee in Group III.

SOLICITATION OF PROXIES

        We are paying the cost of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement for out of pocket expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

TRUSTEES AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of March 18, 2008, of our Trustees and our executive officers:

Trustee Nominee for a Term Expiring In 2011

FREDERICK N. ZEYTOONJIAN, Age: 72

        Mr. Zeytoonjian has been one of our Independent Trustees since 2003. Mr. Zeytoonjian is the founder and has been Chairman and Chief Executive Officer of Turf Products Corporation, one of the largest distributors of lawn care equipment in the United States, for over five years. Mr. Zeytoonjian also has been a trustee of HRPT Properties Trust, or HRPT, since 1999. Mr. Zeytoonjian is an Independent Trustee in Group III and, if elected at the meeting, will serve until our 2011 annual meeting of shareholders.

Continuing Trustees

FRANK J. BAILEY, Age: 52

        Mr. Bailey has been one of our Independent Trustees since 2002. Mr. Bailey has been a partner in the Boston law firm of Sherin and Lodgen LLP for over five years. Mr. Bailey has been an

Independent Trustee of Hospitality Properties Trust, or HPT, since 2003, and of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund, RMR Asia Real Estate Fund, RMR Dividend Capture Fund and RMR Funds Series Trust since 2003, 2004, 2004, 2005, 2006, 2007, 2007 and 2007, respectively. Mr. Bailey is an Independent Trustee in Group I and will serve until our 2009 annual meeting of shareholders.

JOHN L. HARRINGTON, Age: 71

        Mr. Harrington has been one of our Independent Trustees since 1999. Mr. Harrington has been Chairman of the Board of the Yawkey Foundations from 2002 to 2003 and from 2007 to the present, served as one of their trustees since 1982 and as Executive Director from 1982 to 2006. He has also been a trustee of the JRY Trust since 1982. Mr. Harrington was the Chief Executive Officer and General Partner of the Boston Red Sox Baseball Club from 1973 to 2002 and has been a principal of Bingham Sports Consulting LLC since 2007. Mr. Harrington was President of Boston Trust Management Corp. from 1981 to 2006. He served as an Independent Director of Five Star Quality Care, Inc., or Five Star, from 2001 until 2004, as an Independent Trustee of HPT since 1995, and as an Independent Trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund, RMR Asia Real Estate Fund, RMR Dividend Capture Fund and RMR Funds Series Trust since 2003, 2004, 2004, 2005, 2006, 2007, 2007 and 2007, respectively. Mr. Harrington is a certified public accountant. Mr. Harrington is an Independent Trustee in Group II and will serve until our 2010 annual meeting of shareholders.

ADAM D. PORTNOY, Age: 37

        Mr. Portnoy has been one of our Managing Trustees since 2007. Mr. Portnoy has been a Managing Trustee of HRPT since 2006 and of HPT since 2007. He was an Executive Vice President of HRPT from 2003 through 2006. Mr. Portnoy has been an executive officer of RMR since September 2003 and currently is the President, Chief Executive Officer and a director of RMR. Additionally, Mr. Portnoy is the minority owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment adviser. Mr. Portnoy has been President of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been President and portfolio manager of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Dividend Capture Fund and RMR Funds Series Trust and President of RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund since 2007. Prior to becoming President in 2007, Mr. Portnoy served as Vice President of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund beginning in 2004, 2004, 2004, 2004, 2006 and 2007, respectively. Mr. Portnoy served as an Investment Officer at the International Finance Corp., a member of the World Bank Group, from 2001 to July 2003. Mr. Adam Portnoy is the son of Barry Portnoy, our other Managing Trustee. Mr. Adam Portnoy is a Managing Trustee in Group II and will serve until our 2010 annual meeting of shareholders.

BARRY M. PORTNOY, Age: 62

        Mr. Portnoy has been one of our Managing Trustees since 1999. Mr. Portnoy has been a Managing Trustee of HRPT and of HPT since 1986 and 1995, respectively, and a Managing Director of Five Star and of TravelCenters of America LLC, or TA, since 2001 and 2006, respectively. Mr. Portnoy is the majority owner of RMR and of RMR Advisors. Mr. Portnoy has been the Chairman of RMR since 1986, and a director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been a Managing Trustee and portfolio manager of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Dividend Capture Fund and RMR Funds Series Trust since 2002, 2004, 2004, 2004, 2007 and 2007, respectively, and Managing Trustee of RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund since 2006 and 2007, respectively. Mr. Portnoy is a Managing Trustee in Group I and will serve until our 2009 annual meeting of shareholders.

Executive Officers

DAVID J. HEGARTY, Age: 51

        Mr. Hegarty has been our President, Chief Operating Officer and Secretary since 1999. Mr. Hegarty has been an executive officer of RMR for over five years and currently is an Executive Vice President and director of RMR. Mr. Hegarty is a certified public accountant.

RICHARD A. DOYLE, JR., Age: 39

        Mr. Doyle has been our Treasurer and Chief Financial Officer since March 2007. Mr. Doyle has been an employee of RMR since November 2006 and currently is a Senior Vice President of RMR. From May 2005 to November 2006, Mr. Doyle was the Director of Financial Reporting of Five Star. Mr. Doyle was a finance officer of Sun Life Financial Inc., or Sun Life, from January 1999 until May 2005 and a senior manager of Sun Life from 1996 until 1998 and an internal auditor of Sun Life from 1995 until 1996. Mr. Doyle is a certified public accountant.

        Except as noted with regard to Mr. Barry Portnoy and Mr. Adam Portnoy, there are no family relationships among any of our Trustees or executive officers. Our executive officers serve at the discretion of our Board.

BOARD OF TRUSTEES

        Our business is conducted under the general direction of our Board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on December 16, 1998.

        Three of our Trustees, Frank J. Bailey, John L. Harrington and Frederick N. Zeytoonjian, are our Independent Trustees within the meaning of our bylaws; that is Trustees who are not involved in our day to day activities, are not employed by RMR, our manager, and qualify as independent under applicable rules of the NYSE. Two of our Trustees, Adam and Barry Portnoy, are Managing Trustees; that is Trustees who are involved in our day to day activities or are employed by our manager, RMR.

        In determining the status of those Trustees who qualify as Independent Trustees, each year our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries. When assessing a Trustee's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint, but from that of the persons or organizations with which the Trustee has an affiliation. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships.

        Our Board has determined that Messrs. Bailey, Harrington and Zeytoonjian currently qualify as Independent Trustees under our bylaws and NYSE rules. In making that determination with respect to Mr. Harrington, our Board considered Mr. Harrington's service on the board of Five Star, a major tenant of ours, from 2001 until January 2004. Our Board also considered each of these three Trustees' service in other enterprises and on the boards of other publicly traded companies managed or advised by RMR and its affiliates. Our Board has concluded that none of these Trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under NYSE standards.

        During 2007, our Board held twelve meetings, our Audit Committee held eight meetings, our Compensation Committee held two meetings, and our Nominating and Governance Committee held one meeting. During 2007, each Trustee attended 75% or more of the total number of meetings of our Board and any committee of which he was a member during the time in which he served on our Board or such committee. All of our Trustees attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Trustees meet at least once each year without management. The presiding Trustee at these meetings is the Chair of our Audit Committee, unless the Independent Trustees in attendance select another Independent Trustee to preside.

BOARD COMMITTEES

        We have a standing Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has a written charter. Each of the above committees is comprised of Messrs. Bailey, Harrington and Zeytoonjian, who are independent under our bylaws and applicable NYSE listing standards and each committee's respective charter.

        The primary function of our Audit Committee is to select our independent registered public accounting firm and to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function. Our Board has determined that Mr. Harrington is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE. Our Board's determination that Mr. Harrington is a financial expert was based upon his prior experiences as: (i) executive director of a large charitable organization; (ii) chief executive officer of a major professional sports business; (iii) a member of our Audit Committee and of the audit committees of other publicly owned companies; (iv) a certified public accountant; (v) a director of a large national bank; and (vi) a college teacher of accounting.

        Our Compensation Committee's primary responsibilities include: (1) reviewing, at least annually, the performance of RMR under its contract with us and making determinations regarding continuance of the contract; (2) evaluating the performance of our President; (3) reviewing the performance of our Director of Internal Audit and determining the compensation payable to him and the costs of our internal audit function generally; and (4) evaluating, approving and administering all our equity compensation plans. The Compensation Committee is delegated the powers of our Board necessary to carry out these responsibilities.

        Annually, typically in September, the Chair of our Compensation Committee meets with our Managing Trustees and the chairs of the compensation committees of the other public companies for which RMR provides services. The purpose of this meeting is, among other things, to discuss compensation philosophy and factors which may affect compensation decisions, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. Subsequent to this meeting, the members of the Compensation Committee hold a meeting at which the Chair provides a report of the information discussed with the Managing Trustees and others and makes recommendations for share grants to executive officers. Our Compensation Committee then discusses these recommendations and other factors and determines the amount of the share awards. Our executive officers have not participated in these meetings and have not been involved in determining or recommending the amount or form of executive compensation. Our Compensation Committee has not engaged compensation consultants to participate in the determination or recommendation of the amount or form of executive compensation.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the Trustee nominees for each annual meeting of shareholders or when vacancies occur; (2) development, and recommendation to our Board, of governance guidelines; and (3) evaluation of the performance of our Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.snhreit.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge by writing to our Secretary, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458 or at our website, www.snhreit.com.

COMMUNICATIONS WITH TRUSTEES

        Any shareholder or other interested person who desires to communicate with our Independent Trustees or any Trustees, individually or as a group, may do so by filling out a report at our website (www.snhreit.com), by calling our toll-free confidential message system at (866) 511-5038, or by writing to the party for whom the communication is intended, care of our Director of Internal Audit, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND PROPOSALS

        Our Board has established Governance Guidelines which, among other matters, set forth the qualifications for service on our Board. These guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Trustees. Our Board also elects Trustees to fill Board vacancies which may occur from time to time. In both these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Trustees, our Nominating and Governance Committee seeks individuals who have qualities which the Committee believes may be effective in serving our long term best interests. Among the characteristics which the Committee considers are the following: the quality of the candidate's past services, if any; the business and personal experiences of the candidate and their relevance to our business; the reputation of the candidate for integrity; the reputation of the candidate for intelligence, sound judgment, the ability to understand complex financial issues and to make meaningful inquiries; the willingness and ability of the candidate to devote sufficient time to Board business; the familiarity of the candidate with the responsibilities of service on the board of a publicly owned company; the qualification of the candidate to be either an Independent Trustee or a Managing Trustee; and other matters that the Nominating and Governance Committee deems appropriate. An "Independent Trustee" is one who is not involved in our day to day activities and is not employed by our manager, and who qualifies as independent under our bylaws and applicable rules of the NYSE. A "Managing Trustee" is a Trustee who is not an Independent Trustee and who has been an employee of our manager or has been involved in our day to day activities for at least one year prior to his or her election. In seeking candidates for Trustees who have not previously served as our Trustees, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members, and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm.

        In 2007, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2008 annual meeting, except the nominations made by our Board which includes Board members who are shareholders of record.

        Shareholder recommendations for nominees.    It is the policy of our Nominating and Governance Committee to consider candidates for election as Trustees who are recommended by our shareholders of record who are entitled to make nominations of persons for election to our Board at the applicable meeting and who have timely and properly provided a notice of a recommendation for a nominee. The notice for a recommendation for a nominee must be delivered to our secretary and to the Chair of our Nominating and Governance Committee at our principal executive offices not later than the time that a notice of a nomination must be provided to our secretary as described below for the applicable meeting. Any such notice must be accompanied by the same information, copies of share certificates and other documents as described below. In considering shareholder recommendations for nominees, the Nominating and Governance Committee may request additional information concerning the nominee or the nominating shareholder or shareholder associated person (as defined below).

        Shareholder nominations and proposals at annual meetings.    Under our bylaws, in order for a shareholder to be entitled to nominate a person for election to our Board at an annual meeting of shareholders or to propose any other item of business to be considered by shareholders at an annual meeting, such shareholder must (1) be a shareholder of record at the time of giving of notice described below and at the time of the annual meeting, (2) be entitled to vote at the meeting, (3) timely and properly give the notice described below, and (4) otherwise comply with the terms and provisions of our bylaws.

        For nominations for election to our Board or other business to be properly brought before an annual meeting by a shareholder of record, the shareholder of record must have given timely notice thereof in writing to our secretary and such other business must otherwise be a proper matter for action by shareholders. To be timely, a notice from a shareholder of record must set forth all information required below and must be delivered to our secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 90th day nor earlier than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. In the event that the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the proxy statement for the preceding year's annual meeting, notice by the shareholder of record to be timely must be so delivered not earlier than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of: (1) the 90th day prior to the date of such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made by us. In no event will the postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

        No shareholder is entitled to give such a notice of a nomination for election to our Board or of other business to be properly brought before an annual meeting or to make a recommendation for a nomination, unless such shareholder is a shareholder of record at the relevant times described above and holds share certificates for all our shares of beneficial interest owned by such shareholder, and a copy of each such share certificate must accompany such shareholder's notice to our secretary in order for such notice to be effective.

        A notice from a shareholder of record referred to in the preceding paragraph must set forth:

  •
  as to each individual whom the shareholder of record proposes to nominate (or recommend, as the case may be) for election or reelection as a Trustee, or a proposed nominee, and any proposed nominee associated person (as defined below) (1) the name, age, business address and residence address of such proposed nominee and the name and address of such proposed nominee associated person, (2) the class, series and number of any shares of our beneficial interest that are beneficially owned or owned of record by such proposed nominee or by such proposed nominee associated person, (3) a statement of whether such proposed nominee is proposed for nomination as an Independent Trustee or a Managing Trustee and a description of such proposed nominee's qualifications to be an Independent Trustee or Managing Trustee, as the case may be, (4) the date such shares were acquired and the investment intent of such acquisition, (5) a description of all purchases and sales of our securities by such proposed nominee or by such proposed nominee associated person during the previous 12 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (6) a description of all derivative transactions (as defined below) by such proposed nominee or by such proposed nominee associated person during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include all information that such proposed nominee or proposed nominee associated person would be required to report on an insider report (as defined below) if such proposed nominee or proposed nominee associated person were a Trustee or the beneficial owner of more than 10 percent of the shares of the trust at the time of the transactions, (7) to the extent known by such proposed nominee or such proposed nominee associated person, the name and address of any other person who owns, of record or beneficially, any shares of our beneficial interest and who supports the proposed nominee for election or reelection as a Trustee, (8) all other information relating to such proposed nominee or such proposed nominee associated person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and (9) such proposed nominee's notarized written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected;

  •
  as to any other business that the shareholder of record proposes to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any shareholder associated person (as defined below), including any anticipated benefit to such shareholder or any shareholder associated person therefrom and (3) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting;

  •
  as to the shareholder of record giving the notice and any shareholder associated person, (1) the class, series and number of all shares of our beneficial interest which are owned of record by such shareholder or by such shareholder associated person, if any, and (2) the class, series and number of, and the nominee holder for, all shares owned beneficially but not of record by such shareholder or by such shareholder associated person, if any;

  •
  as to the shareholder of record giving the notice and any shareholder associated person covered in the second and third bullet points above, (1) the name and address of such shareholder as they appear on our share ledger; and the current name and address, if different, of such shareholder associated person and (2) the investment strategy or objective, if any, of such shareholder or shareholder associated person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder or shareholder associated person;

  •
  as to the shareholder of record giving the notice and any shareholder associated person covered in the second and third bullet points above, (1) a description of all purchases and sales of our securities by such shareholder or shareholder associated person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved and (2) a description of all derivative transactions by such shareholder or shareholder associated person during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include all information that such shareholder or shareholder associated person would be required to report on an insider report if such shareholder or shareholder associated person were a Trustee or the beneficial owner of more than 10 percent of the shares of the trust at the time of the transactions; and

  •
  to the extent known by the shareholder of record giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of our beneficial interest and who supports the nominee for election or reelection as a Trustee or the proposal of other business on the date of such shareholder's notice.

        As used above,

  •
  a "shareholder associated person" of any shareholder means (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of our shares of beneficial interest owned of record, or beneficially, by such shareholder and (3) any person controlling, controlled by or under common control with such shareholder or shareholder associated person;

  •
  a "proposed nominee associated person" of any proposed nominee means (1) any person acting in concert with such proposed nominee, (2) any beneficial owner of shares of our beneficial interest owned of record or beneficially by such proposed nominee and (3) any person controlling, controlled by or under common control with such proposed nominee or proposed nominee associated person;

  •
  a "derivative transaction" by any person means (1) any transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the trust, or similar instrument with a value derived in whole or in part from the value of a security of the trust, in any such case whether or not it is subject to settlement in a security of the trust or otherwise or (2) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the trust, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the trust or to increase or decrease the number of securities of the trust which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the trust or otherwise; and

  •
  an "insider report" means a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a Trustee or who is directly or indirectly the beneficial owner of more than 10 percent of our shares of beneficial interest.

        At the same time as or prior to the submission of any shareholder nomination or proposal of business to be considered at an annual or special meeting that, if approved and implemented by us, would cause us to be in breach of any of our covenants in any existing or proposed debt instrument, agreement or other material contract or agreement, the proponent shareholder or shareholders must submit to our secretary at our principal executive offices (1) evidence satisfactory to our Board of the lender's or contracting party's willingness to waive the breach of covenant or (2) a plan for repayment of the indebtedness to the lender or correcting the contractual default, specifically identifying the actions to be taken or the source of funds to be used in the repayment, which plan must be satisfactory to our Board in its discretion.

        At the same time or prior to the submission of any shareholder nominations or proposal of business to be considered at an annual or special meeting that, if approved, could not be implemented by us without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent shareholder or shareholders must submit to our secretary at our principal executive offices (1) evidence satisfactory to our Board that any and all required notices, consents or approvals have been given or obtained, including without limitation such evidence as the Board of Trustees may require so that any nominee may be determined to satisfy any suitability or other requirements, or (2) a plan for making the requisite notices or obtaining the requisite consents or approvals, as applicable, prior to the implementation of the proposal or election, which plan must be satisfactory to our Board in its discretion.

        If information submitted pursuant to these requirements by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders is incomplete or inaccurate, any authorized officer or our Board of Trustees or any committee thereof may treat such information as not having been provided in accordance with the procedures described above and in our bylaws. Upon written request by our secretary or our Board or any committee thereof, any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders must provide, within three business days of delivery of such request (or such other period as may be specified in such request) (i) written verification, satisfactory to any authorized officer or our Board or any committee thereof, in his, her or its sole discretion, to demonstrate the accuracy of any information submitted by the shareholder and (ii) a written update, to a current date, of any information submitted by the shareholder pursuant to the procedures described above and in our bylaws as of an earlier date. If a shareholder fails to provide such written verification or such written update within such period, any authorized officer or our Board or any committee thereof may treat the information as to which written verification or written update was requested as not having been provided in accordance with the procedures described above and in our bylaws. We are not required to request clarification or updating of the information provided by any shareholder, but our Board of Trustees, a committee thereof or our secretary acting on behalf of our Board or committee may do so in its discretion.

        Additional requirements for shareholder nominations and proposals appear in our bylaws. Only such individuals who are nominated in accordance with the procedures described above and in our bylaws will be eligible for election by shareholders as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth above and in our bylaws. The chairperson of the shareholders meeting will have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these procedures and, if any proposed nomination or other business is not in compliance with these procedures, to declare that such defective nomination or proposal be disregarded.

        A shareholder submitting any nominations or proposals of business to be considered at an annual or special meeting must also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to matters set forth above and in our bylaws.

Nothing in the above described procedures will be deemed to require that a shareholder nomination of an individual for election to our Board or a shareholder proposal relating to other business be included in our proxy statement except as may be required by law.

        Our Board may from time to time require any individual nominated to serve as a Trustee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Trustee, such agreement to be on the terms and in a form determined satisfactory by our Board, as amended and supplemented from time to time in the discretion of our Board. The terms of such an agreement may be substantially similar to our code of business conduct and ethics or any similar code promulgated by us or may differ from or supplement such code.

        For purposes of the foregoing, "public announcement" means disclosure in (1) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (2) a document publicly filed by us with the SEC pursuant to the Exchange Act.

        2009 annual meeting deadlines.    To be eligible for consideration at our 2009 annual meeting, shareholder nominations of a candidate (or candidates) to be elected as a Trustee (or Trustees) must be received at our principal executive offices in the manner described above and in our bylaws no earlier than December 1, 2008 and no later than December 31, 2008. Shareholder nominations must also be made in compliance with the informational requirements about the nominee and the nominating shareholder of record, be accompanied by the copies of the documents described above and in our bylaws, and otherwise conform to the requirements as set forth above and in our bylaws. Shareholder nominations which are recommended by our Nominating and Governance Committee and supported by our Board will appear in our 2009 proxy statement. Shareholder nominations which are properly made in accordance with the procedures set forth above and in our bylaws but are not recommended by our Nominating and Governance Committee or are not supported by our Board will not, unless required by law, appear in our 2009 proxy statement, but they may be considered at our annual meeting.

        Under our bylaws and the rules and regulations of the SEC, to be eligible for inclusion in the proxy statement for our 2009 annual meeting, shareholder proposals other than nominations must be received at our principal executive offices no later than December 1, 2008, and must otherwise satisfy the conditions for inclusion described above and those under our bylaws and SEC rules and regulations. Proposals by shareholders of record intended for presentation at the 2009 annual meeting but not intended to be included in our proxy statement for that meeting, other than nominations, must be received at our principal executive office no earlier than December 1, 2008 and no later than December 31, 2008, and must meet all the other requirements described above and those under our bylaws and SEC rules and regulations.

        Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and proposals, may be obtained by writing to our Secretary, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

        We do not have any employees. None of our executive officers has an employment agreement with us or any agreement that becomes effective upon his termination or a change in control of us. Our manager, RMR, provides services that otherwise would be provided by employees. RMR conducts our day to day operations on our behalf and compensates our named executive officers (Messrs. Hegarty and Doyle and Mr. John R. Hoadley, our former Treasurer and Chief Financial Officer) directly and in its sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our Incentive Share Award Plan discussed below. Although our Compensation Committee reviews and approves our contract with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as our Director of Internal Audit. Our payments to RMR are described in "Related Person Transactions and Company Review of Such Transactions."

Analysis of Grants under Our Incentive Share Award Plan

        Although we do not pay any cash compensation and have no employees, we have adopted an Incentive Share Award Plan to reward our executive officers and other RMR employees who provide services to us and to foster a continuing identity of interest between them and our shareholders. We award shares under our Incentive Share Award Plan to recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of our executives with those of our other shareholders and to motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards.

        Under its charter, our Compensation Committee evaluates, approves and administers share awards under our Incentive Share Award Plan. In implementing this plan, the Committee has to date determined to use grants of restricted common shares rather than stock options. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a stock grant plan creates a better identity of interests between management and other shareholders. The Committee does not consider the share grants to be the primary element of compensation of the recipients; we believe the cash compensation that RMR pays these individuals is substantially more than the value of the shares granted to these individuals. In setting incentive share awards under our plan, our Compensation Committee considers multiple factors, including the following primary factors: (1) the scope of responsibility of each individual, (2) the amount of shares previously granted to each recipient, (3) the amount of shares previously granted to persons performing similar services for us as are currently performed by each recipient, (4) the amount of time spent, the complexity of the duties, and the value of services performed, by the particular recipient, (5) the fair market value of the common shares granted, and (6) the recommendations of our officers and Managing Trustees. We determine the fair market value of the shares granted based on the closing price of our common shares on the date of grant.

        The Committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages recipients of share awards to remain with RMR and continue to provide services to us. Prior to 2006, the Committee generally imposed a vesting schedule on share awards under which one third of the shares vested immediately and the remaining shares vested in two equal annual installments on the first and second anniversaries of the date of grant. For award grants from and after 2006, the Committee determined to use a vesting schedule under which one fifth of the shares vested immediately and the remaining shares vested in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Committee made this change to provide an incentive to provide services for a longer term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. As with other issued common shares, vested and unvested shares awarded under our Incentive Share Award Plan are entitled to distributions.

        As discussed further in the section entitled "Board Committees," it is the Compensation Committee's current policy to consider share grants to executive officers annually in September. Prior to its consideration of share grants, the Chair of our Compensation Committee meets with our Managing Trustees and the chairs of the compensation committees of the other public companies for which RMR provides management services. The purpose of this meeting is, among other things, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. The Chair then provides a report of the information discussed at the meeting to our Compensation Committee. Our Compensation Committee discusses this information and the other factors enumerated above and determines the amount of the share awards.

        Because the schedule for consideration of share awards by our Compensation Committee and our Board is determined several months in advance, the proximity of any grants to earnings announcements or other market events is coincidental.

        We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our executive officers with those of our shareholders. We believe that the equity compensation of our executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

Compensation Committee Report

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with the company's management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the company's Annual Report on Form 10-K for the year ended December 31, 2007.

                      COMPENSATION COMMITTEE
                      Frederick N. Zeytoonjian, Chairman
                      Frank J. Bailey
                      John L. Harrington

COMPENSATION TABLES

        The following tables provide (1) summary 2007 and 2006 compensation information relating to our executive officers, (2) information with respect to incentive share awards made to, or held by, our named executive officers during the periods or at the dates specified below and (3) compensation information relating to our Trustees for 2007. Our named executive officers consist of three individuals, our President, Chief Operating Officer and Secretary, our Treasurer and Chief Financial Officer, and our former Treasurer and Chief Financial Officer, the compensation of whom is required to be reported herein under the rules of the SEC.

SUMMARY COMPENSATION TABLE FOR 2007 AND 2006

(Shares granted in 2007, 2006 and prior years, which vested in 2007 and 2006)

Name and Principal Position	Year	Stock Awards ($)(1)		All Other Compensation ($)(2)		Total($)
David J. Hegarty President, Chief Operating Officer and Secretary	2007 2006	$ $	97,598 94,304	$ $	11,495 7,380	$ $	109,093 101,684
Richard A. Doyle(3) Treasurer and Chief Financial Officer	2007 2006		$10,930 —		$700 —		$11,630 —
John R. Hoadley(4) Former Treasurer and Chief Financial Officer	2007 2006	$ $	48,747 52,546	$ $	6,680 4,020	$ $	55,427 56,566

(1)
Represents the value based upon the closing price on the date of grant in 2007, 2006 and prior years of shares vesting in 2007 or 2006, as applicable. This is also the compensation cost recognized by us in the applicable year for purposes of FAS 123R. No assumptions are used in this calculation.

(2)
Consists of distributions during 2007 or 2006, as applicable, on unvested shares.

(3)
Mr. Doyle was elected as Treasurer and Chief Financial Officer of the company on March 15, 2007.

(4)
Mr. Hoadley served as Treasurer and Chief Financial Officer of the company through March 15, 2007. The value of the stock award includes the value of the vested shares that were granted to Mr. Hoadley in his capacity as an employee of RMR after he had ceased to be Treasurer and Chief Financial Officer of the company; this grant was made, in part, in consideration of his services to us through March 15, 2007.

GRANTS OF PLAN BASED AWARDS FOR 2007

(Shares granted in 2007, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards(1)
David J. Hegarty	9/18/07	7,500 Common Shares	$163,950
Richard A. Doyle	9/18/07	2,500 Common Shares	$54,650
John R. Hoadley	9/18/07	2,500 Common Shares(2)	$54,650

(1)
Represents the value based upon the closing price on the date of grant, which is also the grant date fair value under FAS 123R. No assumptions are used in this calculation.

(2)
These shares were granted to Mr. Hoadley in his capacity as an employee of RMR after he had ceased to be Treasurer and Chief Financial Officer of the company; this grant was made, in part, in consideration of his services to us through March 15, 2007.

        Incentive share awards granted by us to executive officers in 2007 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our incentive share award plan are eligible to receive distributions on the same terms as other holders of our common shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2007

(Shares granted in 2007 and prior years, which have not yet vested)

Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
David J. Hegarty	2007 2006	6,000 4,500	(2) (3)	$ $	136,080 102,060
Richard A. Doyle	2007 2006	2,000 —	(4)		$45,360 —
John R. Hoadley	2007 2006	2,000 3,000	(5) (6)	$ $	45,360 68,040

(1)
Represents the value based upon the final 2007 closing price of our shares, which was $22.68 on December 31, 2007.

(2)
These shares will vest as follows: 1,500 shares in September 2008, 1,500 shares in September 2009, 1,500 shares in September 2010, and 1,500 shares in September 2011.

(3)
These shares will vest as follows: 1,500 shares in September 2008, 1,500 shares in September 2009, and 1,500 shares in September 2010.

(4)
These shares will vest as follows: 500 shares in September 2008, 500 shares in September 2009, 500 shares in September 2010, and 500 shares in September 2011.

(5)
These shares were granted to Mr. Hoadley in his capacity as an employee of RMR after he had ceased to be Treasurer and Chief Financial Officer of the company; this grant was made, in part, in consideration of his services to us through March 15, 2007. These shares will vest as follows: 500 shares in September 2008, 500 shares in September 2009, 500 shares in September 2010, and 500 shares in September 2011.

(6)
These shares will vest as follows: 1,000 shares in September 2008, 1,000 shares in September 2009, and 1,000 shares in September 2010.

OPTION EXERCISES AND STOCK VESTED FOR 2007

(Share grants which vested in 2007, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($)(1)
David J. Hegarty	4,667		$99,478
Richard A. Doyle	500		$10,930
John R. Hoadley	2,333	(2)	$49,717

(1)
Represents the value based upon the closing price on the 2007 dates of vesting of grants made in 2007 and prior years.

(2)
Includes 500 shares granted to Mr. Hoadley in his capacity as an employee of RMR after he had ceased to be Treasurer and Chief Financial Officer of the company; this grant was made, in part, in consideration of his services to us through March 15, 2007.

TRUSTEE COMPENSATION FOR 2007

(2007 compensation; all share grants to Trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total($)
Frank J. Bailey	$44,500	$35,070	$—	$79,570
John L. Harrington	$40,500	$35,070	$—	$75,570
Gerard M. Martin(3)	$—	$—	$—	$—
Adam D. Portnoy	$—	$35,070	$5,980	$41,050
Barry M. Portnoy	$—	$35,070	$—	$35,070
Frederick N. Zeytoonjian	$41,000	$35,070	$—	$76,070

(1)
Represents the value based upon the closing price on the date of grant.

(2)
Consists of distributions during 2007 on unvested shares awarded in 2006 and 2005.

(3)
Mr. Martin served as trustee of the company through May 2007.

        Each Independent Trustee receives an annual fee of $25,000 for services as a Trustee, plus a fee of $500 for each meeting attended. Up to two $500 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $7,500, $3,500 and $3,500, respectively, each year. In addition, each Trustee receives a grant of 1,500 of our common shares as part of his annual compensation. We generally reimburse all our Trustees for travel expenses incurred in connection with their duties as Trustees.

        Our Board believes it is important to align the interests of Trustees with those of our shareholders and for Trustees to hold equity ownership positions in our company. Accordingly, our Board believes that a portion of each Trustee's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry.

        Historically, each year our Board has reviewed the compensation paid to our Trustees and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. In December 2007, the charter of our Compensation Committee was amended and, beginning in 2008, the Compensation Committee will determine the equity compensation for the Trustees. Our Managing Trustees do not receive any compensation for their services as Trustees, other than common share grants.

Audit Committee Report

        In the course of our oversight of the company's financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2007; (2) discussed with Ernst & Young LLP, the company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

                      AUDIT COMMITTEE
                      Frank J. Bailey, Chairman
                      John L. Harrington
                      Frederick N. Zeytoonjian

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of our common shares as of March 18, 2008 by (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Trustees and executive officers who served at any time during 2007; and (3) each of our current Trustees and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all common shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership(1)
Name and Address(2)	Number of Shares	Percent
Beneficial Owners of More Than 5% of Our Common Shares
Deutsche Bank AG(3)	8,180,290	9.2%
FMR LLC(4)	7,546,715	8.5%
Morgan Stanley(5)	7,435,663	8.4%
Cohen & Steers, Inc.(6)	6,389,435	7.2%
The Vanguard Group, Inc.(7)	5,836,132	6.6%
Barclays Global Investors, N.A.(8)	5,753,218	6.5%
Trustees, Nominees and Executive Officers
Frank J. Bailey	6,500	*
Richard A. Doyle	2,500	*
John L. Harrington	7,500	*
David J. Hegarty(9)	39,670	*
John R. Hoadley	17,833	*
Adam D. Portnoy(10)	65,497	*
Barry M. Portnoy(10)(11)	129,316	*
Frederick N. Zeytoonjian	5,500	*
All current Trustees, nominees and executive officers as a group (nine persons)(9)(10)(11)(12)	256,483	*

*
Less than 1% of our common shares.

(1)
Our declaration of trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares.

(2)
The address of each of our Trustees, nominees and executive officers is c/o Senior Housing Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(3)
This information is as of December 31, 2007 and is based solely on a Schedule 13G filed with the SEC on January 29, 2008 by Deutsche Bank AG. Based on the information provided in such Schedule 13G, the relevant members of the filing group are: Deutsche Bank AG, RREEF America, L.L.C., Deutsche Bank Trust Corp. Americas and Deutsche Investment Management Americas. These entities report sole voting power over 3,320,690 shares, 2,959,540 shares, 3,600 shares and 357,550 shares respectively. The address of Deutsche Bank AG is Theodor-Heuss-Allee

  70, 60468 Frankfurt am Main. No address information was provided in the Schedule 13G for the other members of the filing group.

(4)
This information is as of December 31, 2007 and is based solely on a Schedule 13G filed with the SEC on February 14, 2008 by FMR LLC. Based on the information provided in such Schedule 13G, FMR LLC has beneficial ownership and sole dispositive power of 7,546,715 shares and sole voting power of 312,000 shares. Additionally, the Schedule 13G states that Fidelity Management & Research Company is the beneficial owner of 7,234,715 shares and each of FMR LLC and Edward C. Johnson 3d has sole power to dispose of such 7,234,715 shares. The Schedule 13G also states that Fidelity International Limited is the beneficial owner of 312,000 shares. The address of each of FMR LLC, Fidelity Management & Research Company and Edward C. Johnson 3d is 82 Devonshire Street, Boston, MA 02109. The address of Fidelity International Limited is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(5)
This information is as of December 31, 2007 and is based solely on a Schedule 13G filed with the SEC on February 14, 2008 by Morgan Stanley. Based on the information provided in such Schedule 13G, the relevant members of the filing group, together with their respective addresses are: Morgan Stanley, 1585 Broadway New York, New York 10036, and Morgan Stanley Investment Management Inc., 522 Fifth Avenue, New York, New York 10036. These entities report sole voting power over 6,143,526 shares and 4,893,888 shares, respectively, and sole dispositive power over 7,435,663 shares and 5,626,284 shares, respectively.

(6)
This information is as of December 31, 2007 and is based solely on a Schedule 13G filed with the SEC on February 13, 2008 by Cohen & Steers, Inc. Based on the information provided in such Schedule 13G, the relevant members of the filing group are: Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc., and the address of each entity is 280 Park Avenue, 10th Floor, New York, New York 10017. Each of these entities report sole voting power over 6,251,135 shares and sole dispositive power over 6,389,435 shares.

(7)
This information is as of December 31, 2007 and is based solely on a Schedule 13G/A filed with the SEC on February 27, 2008 by The Vanguard Group, Inc., or Vanguard. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard reports sole voting power over 114,981 shares and sole dispositive power over 5,836,132 shares. Additionally, the Schedule 13G/A states that Vanguard Fiduciary Trust Company, or VFTC, a wholly owned subsidiary of Vanguard, is the beneficial owner of 36,660 shares as a result of its serving as investment manager of collective trust accounts, and that VFTC directs the voting of those shares.

(8)
This information is as of December 31, 2007 and is based solely on a Schedule 13G filed with the SEC on February 6, 2008 by a filing group including Barclays Global Investors, NA. Based on the information provided in such Schedule 13G, the relevant members of the group, together with their respective addresses are: Barclays Global Investors, NA and Barclays Global Fund Advisors, each with an address of 45 Freemont Street, San Francisco, California 94105; Barclays Global Investors, Ltd., Murray House, 1 Royal Mint Court, London EC3N 4HH England; Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited, each with an address of Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan; Barclays Global Investors Canada Limited, with an address of Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Ontario M5J 2S1, Canada; Barclays Global

  Investors Australia Limited, with an address of Level 43, Grosvenor Place, 225 George Street P.O. Box N43, Sydney, NSW 1220, Australia; and Barclays Global Investors (Deutschland) AG, with an address of Apianstrasse 6, D-85774, Unterfohring, Germany. These entities report sole voting power over 1,847,523, 2,418,142, 44,252, 0, 41,795, 0, 0 and 0 shares, respectively, and sole dispositive power over 2,420,164, 3,156,277, 134,982, 0, 41,795, 0, 0 and 0 shares, respectively.

(9)
Includes 230 common shares owned jointly by Mr. Hegarty and his wife.

(10)
Includes 39,019 common shares owned by RMR. Messrs. Barry Portnoy and Adam Portnoy own all of the outstanding shares of Reit Management & Research Trust, the sole member of RMR, and may be deemed to have beneficial ownership of the common shares owned by RMR.

(11)
Includes 68,990 common shares owned by a corporation of which Mr. Barry Portnoy is the sole shareholder.

(12)
Does not include 17,833 common shares owned by Mr. Hoadley who has not served as an executive officer of the company since March 15, 2007.

Related Person Transactions and Company Review of Such Transactions

        We have adopted written Governance Guidelines which address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Managing Trustee or executive officer, any member of the immediate family of any Managing Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews, authorizes, approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board should act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances, and approve only those transactions that are fair and reasonable to us. All related person transactions described below, including those which predated the adoption of our Governance Guidelines, were reviewed and approved by a majority of the disinterested Trustees.

        On December 31, 2001, we distributed substantially all of our shares of Five Star to our shareholders. At the time Five Star was spun off from us, all of the persons serving as directors of Five Star were also our Trustees. One of our Trustees, Mr. Barry Portnoy, and one of our former Trustees, Mr. Gerard Martin, are currently directors of Five Star. As of December 31, 2007, we leased 144 senior living communities and two rehabilitation hospitals to Five Star for total annual rent of $131.4 million. All transactions between us and Five Star subsequent to the Five Star spin off have been approved by our Independent Trustees who are not directors of Five Star. Our transactions with Five Star since January 1, 2007 included:

  •
  During 2007, pursuant to the terms of our leases with Five Star, we purchased approximately $47.7 million of improvements made to our properties leased by Five Star, and, as a result, the annual rent payable to us by Five Star increased by approximately $4.5 million.

  •
  In January, February and March 2008, we purchased, from four unaffiliated third parties, nine senior living properties with a total of 1,032 units for approximately $134.7 million. We leased these properties to Five Star for initial rent of $10.8 million and added them to the combined lease for 114 properties with Five Star, which has a current term expiring in 2020, with renewal options thereafter. Percentage rent, based on increases in gross revenues at these properties, will commence in 2010. We funded these acquisitions using cash on hand and borrowings under our revolving credit facility.

  •
  During 2007 and subsequent to year end, we agreed to purchase, from two unaffiliated third parties, 15 senior living properties with a total of 772 units for approximately $149.1 million. We expect to lease these properties to Five Star for annual rent of $11.9 million plus increases based on percentages of gross revenue increases at these properties after 2009. We expect to fund these acquisitions using cash on hand, borrowings under our revolving credit facility and by assuming two mortgages, one for $3.6 million at 5.7% per annum and one for $3.6 million at 6.2% per annum. Both mortgages mature in 2041, but are prepayable beginning in 2008. The purchase of these properties is contingent upon completion of our diligence, other customary closing conditions, and, with respect to two of the properties, the approval of two mortgage lenders. We can provide no assurance that we will purchase these properties.

  •
  We are currently negotiating amendments to our leases with Five Star which may change the terms of the leases and the rent adjustments applicable to capital investments by us in the leases properties and may reconfigure which facilities are included in each lease. We can provide no assurance that these negotiations will result in any changes to our leases.

        RMR originates and presents investment and divestment opportunities to us and provides management and administrative services to us under an agreement. RMR is compensated at an annual rate equal to a percentage of our average real estate investments, as defined. The percentage applied to our existing investments at the time we were spun off from HRPT is 0.5%. The annual percentage for the first $250.0 million of investments made after our spin off from HRPT is 0.7% and the percentage for investments above that amount is 0.5%. In addition, RMR receives an incentive fee based upon increases in our funds from operations per share, as defined. The incentive fee is paid in common shares. Aggregate fees earned by RMR during 2007 for services were $10.5 million, including $648,000 as an incentive fee, which we plan to pay by the issuance of our common shares. RMR also provides the internal audit function for us and for other publicly owned companies to which it provides services. Our Audit Committee appoints our Director of Internal Audit, and our Compensation Committee approves his salary and the other internal audit costs we pay. Our pro rata share of RMR's costs in providing that function was $169,000 in 2007. All transactions between us and RMR are approved by our Compensation Committee. Both our Audit and Compensation Committees are composed solely of Independent Trustees.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is currently, or has been, at any time since our formation, an officer or employee of the company. No interlocking relationship exists between any member of our Board or the Compensation Committee and any member of the board or compensation committee of any other company. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Trustees, executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us or written representations that no such reports were required, we believe that, during 2007, all filing requirements applicable to our executive officers, Trustees and greater than 10% shareholders were timely met.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for 2006 and 2007. A representative of Ernst & Young LLP is expected to be present at our annual meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at our annual meeting.

        The fees for services provided by Ernst & Young LLP to us in the last two fiscal years were as follows:

	2006	2007
Audit Fees	$357,000	$400,200
Audit Related Fees	—	—
Tax Fees	12,700	13,700

Subtotal	369,700	413,900
All Other Fees	—	—

Ernst & Young LLP Total Fees	$369,700	$413,900

        Our Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category which has been pre-approved by our Audit Committee. The maximum charge for services is established by the Audit Committee when the specific engagement or the category of services is approved or pre-approved. In certain circumstances, our management is required to notify the Audit Committee when pre-approved services are undertaken and the Committee or its chairperson may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2006 and 2007 were approved by our Audit Committee. The total fees we paid to Ernst & Young LLP for services in 2006 and 2007 are set forth above. The tax fees in 2006 and 2007 were for services involved in reviewing our tax reporting. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or notice of internet availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you call or write to us at the following address or telephone number: Investor Relations, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458, telephone (617) 796-8350. If you want to receive separate copies of our proxy statement, annual report or notice of internet availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before our annual meeting. However, if other matters properly come before our annual meeting or any postponement or adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

                      By Order of the Board

                      DAVID J. HEGARTY, Secretary

Newton, Massachusetts
March 31, 2008

IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail, or request, complete and return a proxy card, today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. You may provide instructions to your bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf. If you have any questions or need assistance in voting your shares, please call the firm assisting the company in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

Senior Housing Properties Trust

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 15, 2008

9:30 a.m.

400 Centre Street
Newton, MA 02458

Senior Housing Properties Trust 400 Centre Street Newton, MA 02458-2076	Proxy

Important Notice Regarding Internet Availability of Proxy Materials:  The proxy materials for the Senior Housing Properties Trust Annual Meeting of Shareholders, including our annual report and the proxy statement, are available over the internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice Regarding the Availability of Proxy Materials.

This proxy is solicited on behalf of the Board of Trustees of Senior Housing Properties Trust for use at the Annual Meeting on May 15, 2008.

The undersigned shareholder of Senior Housing Properties Trust, a Maryland real estate investment trust, or the company, hereby appoints David J. Hegarty, Adam D. Portnoy and Barry M. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at the company’s offices at 400 Centre Street, Newton, Massachusetts, on Thursday, May 15, 2008, at 9:30 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders and of the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE NOMINEE FOR TRUSTEE IN ITEM 1. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

See reverse for voting instructions.

Our Board of Trustees Recommends a Vote “FOR” the Proposal.

1. To elect one Independent Trustee in Group III to our Board.	Nominee: Frederick N. Zeytoonjian	☐ FOR	☐ WITHHOLD

2.     In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE NOMINEE FOR TRUSTEE IN ITEM 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Signature(s) in Box	Date	Signature(Joint Owners)	Date

(NOTE: Please sign exactly as your name(s) appear(s) hereon.  All holders must sign.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  If a corporation, please sign in full corporate name, by authorized officer indicating title.  If a partnership, please sign in partnership name by authorized person, indicating title.)

QuickLinks

INTRODUCTION
Item 1. ELECTION OF TRUSTEE
  Item 1: Election of One Independent Trustee
SOLICITATION OF PROXIES
TRUSTEES AND EXECUTIVE OFFICERS
BOARD OF TRUSTEES
BOARD COMMITTEES
COMMUNICATIONS WITH TRUSTEES
SELECTION OF CANDIDATES FOR TRUSTEES; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2007 AND 2006
GRANTS OF PLAN BASED AWARDS FOR 2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2007
OPTION EXERCISES AND STOCK VESTED FOR 2007
TRUSTEE COMPENSATION FOR 2007
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
IMPORTANT